SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): August 19, 2003 (August 12, 2003)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8038	04-2648081
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive

Midland, Texas 79705

(Address of Principal Executive Offices)

432/620-0300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

On August 12, 2003, Key Energy Services, Inc., a Maryland corporation (“Key”), announced that it had entered into an agreement to sell all of its oil and gas properties for approximately $19.7 million in cash. The sale is expected to close on or before August 28, 2003 and is subject to certain closing conditions. Key currently expects to use approximately $12.4 million of the proceeds from the sale to pay off its volumetric production payment and to unwind related hedges, resulting in net cash proceeds to Key of approximately $7.3 million. In connection with the sale, Key currently expects to record an after-tax charge of approximately $7.8 million.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:	August 19, 2003	KEY ENERGY SERVICES, INC.

		By:	/s/ Francis D. John
Francis D. John
President and Chief Executive Officer